UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2011
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

303 W. Wall, Suite 1400	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (432) 689-5200
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 25, 2011, Legacy Reserves LP (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Knight Capital Americas, L.P. (“KCA”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through KCA, as the Partnership’s sales agent, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $60,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the The Nasdaq Global Select Market at market prices, in block transactions or as otherwise agreed by the Partnership and Knight.
     The Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-174488).
     The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
Exhibit 1.1	Equity Distribution Agreement, dated August 25, 2011 by and among the Partnership and Knight Capital Americas, L.P.

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 8.1	Opinion of Andrews Kurth LLP relating to tax matters.

Exhibit 23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

	By:	Legacy Reserves GP, LLC,
its General Partner

Date: August 25, 2011	By: Name:	/s/ Steven H. Pruett Steven H. Pruett
	Title:	President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Equity Distribution Agreement, dated August 25, 2011 by and among the Partnership and Knight Capital Americas, L.P.

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 8.1	Opinion of Andrews Kurth LLP relating to tax matters.

Exhibit 23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

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